Exhibit 99.1

August 15, 2006

Tofutti Press Release


Company Contact:  Steve Kass
                  Chief Financial Officer
                  (908) 272-2400
                  (908) 272-9492 (Fax)

                    TOFUTTI ANNOUNCES SECOND QUARTER RESULTS

         Cranford, New Jersey -- August 15, 2006 -- TOFUTTI BRANDS INC. (AMEX
Symbol: TOF) today announced its results for the thirteen and twenty-six week periods ended July 1, 2006.

         The Company reported net sales for the thirteen week period ended July 1, 2006 of $5,575,000, an increase of $484,000, or over 9%, from the sales recorded for the thirteen weeks ended July 2, 2005. Net sales for the twenty-six week period ended July 1, 2006 increased 9% to $10,162,000 compared with net sales of $9,331,000 for the twenty-six week period ended July 2, 2005. For the thirteen and twenty-six week periods ended July 1, 2006, the Company reported operating income of $486,000 and $617,000, respectively, as compared with operating income of $494,000 and $623,000 for the thirteen and twenty-six week periods in 2005. The Company's operating results continued to be negatively impacted as a result of new product start-up costs, including costs incurred at new co-packaging locations, increased marketing expenses, higher packaging and freight charges and higher warehousing costs. The Company expects that during the remainder of 2006 its operating expenses will continue to be affected by these same factors.

         The Company recorded net income of $296,000 ($0.05 per share on a basic and diluted basis) for the thirteen weeks ended July 1, 2006 compared to $287,000 ($0.05 per share on a

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basic and diluted basis) for the thirteen weeks ended July 2, 2005. Net income for the twenty-six weeks ended July 1, 2006 was $366,000 ($0.07 per share on a basic basis and $0.06 per share on a diluted basis) compared to $363,000
($0.06 per share on a basic and diluted basis) for the twenty-six weeks ended July 2, 2005.

           Mr. David Mintz, Chairman and Chief Executive Officer of the Company stated, " We are pleased that our efforts to introduce new products and increase sales are succeeding. Tempering our increased sales are the continuing increases in operating expenses that we and our industry are experiencing. We are continuing our efforts to improve our operating results and look forward to increased market penetration during the remainder of this year."

         TOFUTTI BRANDS INC. is principally involved in the development, production and marketing of TOFUTTI brand soy-based, dairy-free frozen desserts, soy-based dairy free cheese products and other soy-based, dairy-free food products. TOFUTTI products are sold in grocery stores, supermarkets, health and convenience stores throughout the United States and in approximately twenty-five other countries.

         Some of the statements in this press release concerning the Company's future prospects are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Actual results may vary significantly based upon a number of factors including, but not limited to business conditions both domestic and international, competition, changes in product mix or distribution channels, resource constraints encountered in promoting and developing new products and other risk factors detailed in the Company's filings with the Securities and Exchange Commission, including its annual report on Form 10-KSB.


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                               TOFUTTI BRANDS INC.
                       Condensed Statements of Operations
                    (in thousands, except per share figures)

                                 Thirteen weeks   Thirteen weeks   Twenty-six weeks   Twenty-six weeks
                                     ended             ended             ended              ended
                                  July 1, 2006      July 2, 2005     July 1, 2006       July 2, 2005
                                  ------------      ------------     ------------       ------------
Net sales.......................     $5,575            $5,091          $10,162             $9,331
Cost of sales...................      4,022             3,656            7,415              6,684
                                      -----             -----            -----              -----
Gross profit....................      1,553             1,435            2,747              2,647
Operating expenses..............      1,067               941            2,130              2,024
                                      -----             -----            -----              -----
Operating income................        486               494              617                623
Interest income.................         --                 1               --                  3
                                      -----             -----            -----              -----
Income before income taxes......        486               495              617                626
Income taxes....................        190               208              251                263
                                      -----             -----            -----              -----
Net income .....................       $296              $287             $366               $363
                                      =====             =====            =====              =====
Net income per share:
         Basic..................      $0.05             $0.05            $0.07              $0.06
                                      =====             =====            =====              =====
         Diluted................      $0.05             $0.05            $0.06              $0.06
                                      =====             =====            =====              =====
Weighted average number of
   shares outstanding:
         Basic..................      5,418             5,635            5,435              5,636
                                      =====             =====            =====              =====
         Diluted................      5,972             6,219            5,993              6,219
                                      =====             =====            =====              =====

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                               TOFUTTI BRANDS INC.
                            Condensed Balance Sheets
                                 (in thousands)


                                                    July 1, 2006     December 31, 2005
                                                    ------------     -----------------
                                                     (Unaudited)         (Audited)
Assets
Current assets:
     Cash and cash equivalents                       $  737                 $1,256
     Accounts receivable, net of
        allowance for doubtful
        accounts of $327 and $291,
        respectively                                  1,982                  2,643
     Inventories                                      2,150                  2,045
     Prepaid expenses                                     6                     51
     Deferred income taxes                              431                    577
                                                      -----                  -----
Total current assets                                  5,306                  6,572
     Fixed assets (net of accumulated
        depreciation of $16
        and $10, respectively)                           31                     34
     Other assets                                        16                     16
                                                     ------                 ------
                                                     $5,353                 $6,622
                                                     ======                 ======

Liabilities and Stockholders' Equity
Current liabilities:
     Accounts payable                                $1,157                 $1,442
     Accrued expenses                                    23                    479
     Accrued officers' compensation                      --                    500
     Income taxes payable                               413                    478
                                                      -----                  -----
        Total current liabilities                     1,593                  2,899
                                                      -----                  -----

Commitments and contingencies
Stockholders' equity:
     Preferred stock                                     --                     --
     Common stock                                        54                     55
     Additional paid-in capital                          38                     --
     Retained earnings                                3,668                  3,668
                                                      -----                  -----
        Total stockholders' equity                    3,760                  3,723
                                                      -----                  -----
        Total liabilities and stockholders' equity   $5,353                 $6,622
                                                     ======                 ======

